FILED PURSUANT TO RULE 424(B)(3)

File Number 333-137605

EDUCATION MANAGEMENT LLC

SUPPLEMENT NO. 1 TO

MARKET-MAKING PROSPECTUS DATED

JANUARY 29, 2007

THE DATE OF THIS SUPPLEMENT IS MARCH 16, 2007

ON FEBRUARY 8, 2007, EDUCATION MANAGEMENT LLC FILED THE ATTACHED

CURRENT REPORT ON FORM 8-K DATED FEBRUARY 8, 2007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2007

Education Management LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	333-137605	20-4506022
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 562-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective February 20, 2007, Todd S. Nelson will become the President and Chief Executive Officer of Education Management LLC (the “Registrant”) and a member of the Registrant’s Board of Directors. John R. McKernan, Jr., the current Chief Executive Officer of the Registrant, will become Executive Chairman and remain Chairman of the Board of Directors.

Item 8.01	Other Events

On February 8, 2007, the Registrant issued a press release announcing, effective as of February 20, 2007, the appointment of Mr. Nelson as its new President and Chief Executive Officer and as a director of the Registrant, and that Mr. McKernan will become Executive Chairman. A copy of the press release is attached hereto as Exhibit 99.01 and incorporated herein by reference.

Item 9.01	– Financial Statements and Exhibits

(a) None.

(b) None.

(d) Exhibits

Exhibit 99.01 Press release dated February 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT LLC

By:	/s/ EDWARD H. WEST
Edward H. West
Executive Vice President and Chief Financial Officer

Dated: February 8, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.01	Press release dated February 8, 2007